The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286

January 24, 2006

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by American Depositary Receipts, each
representing three Ordinary Shares of Dixons
Group plc
(Form F-6 File No. 333-6524)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in the name of Dixon Group plc to DSG
International plc/

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with new name.

The Prospectus has been revised to reflect the new name by addition of the following notation:

EFFECTIVE JANUARY 27, 2006, THE
COMPANY WILL BE KNOWN AS DSG
INTERNATIONAL PLC.

Please contact me with any questions or
comments at 212 815-4244.

Sandra Friedrich
Assistant Vice President
The Bank of New York ADR Division

Encl.
CC:  Paul Dudek, Esq. (Office of International
Corporate Finance)